Exhibit 21.1
Subsidiaries of The Dun & Bradstreet Corporation
As of December 31, 2014

Company Name	Place of Incorporation

Arrebnac Pty. Limited	Australia
College Mercantile Pty. Ltd.	Australia
Corinthian Holdings, Inc.	Delaware, USA
Corinthian Leasing Corporation	Delaware, USA
D&B Acquisition Company Pty Ltd.	Australia
D&B Australasia Pty. Ltd.	Australia
D&B Australia Ltd. Partnership L.P.	Australia
D&B Business Information Solutions	Ireland
D&B Business Services Group Partnership	Delaware, USA
D&B DBCC Holdings Pty. Ltd.	Australia
D&B Europe Limited	England
D&B Group Holdings (UK)	England
D&B Group Holdings Pty Limited	Australia
D&B Group Limited	Delaware, USA / England
D&B Group Pty Ltd.	Australia
D&B Hold Company Pty Ltd.	Australia
D&B Holdings (UK)	England
D&B Holdings Australia Limited	England
D&B Holdings Pty Ltd.	Australia
D&B Information Services (M) Sdn. Bhd.	Malaysia
D&B International Holdings, B.V.	Netherlands
D&B Investing 1, LLC	Delaware, USA
D&B Management Services Co.	Delaware, USA
D&B Mauritius Ltd.	Mauritius
D&B Unit Trust	Australia
DBCC Pty. Ltd.	Australia
DBXB Netherlands B.V.	Netherlands
DBXB S.r.l.	Italy
Decision Intellect Pty. Ltd.	Australia
Decision Intellect Technologies Pty. Ltd.	Australia
Dun & Bradstreet (Asia Pacific) Pte. Ltd.	Singapore
Dun & Bradstreet (Australia) Group Pty. Ltd.	Australia
Dun & Bradstreet (Australia) Pty. Limited	Australia
Dun & Bradstreet (HK) Limited	Hong Kong
Dun & Bradstreet (New Zealand) Limited	New Zealand
Dun & Bradstreet (Nominees) Pty. Ltd.	Australia
Dun & Bradstreet (SCS) B.V.	Netherlands
Dun & Bradstreet (U.K.) Pension Plan Trustee Company Ltd.	England
Dun & Bradstreet (Vietnam) LLC	Vietnam
Dun & Bradstreet Australia Holdings Pty Ltd	Australia
Dun & Bradstreet Australia Investments LLC	Delaware, USA
Dun & Bradstreet B.V.	Netherlands

Company Name	Place of Incorporation
Dun & Bradstreet Belgium N.V.	Delaware, USA / Belgium
Dun & Bradstreet Canada Holding Corp.	Canada
Dun & Bradstreet Canadian Holding B.V.	Netherlands
Dun & Bradstreet Computer Leasing, Inc.	Delaware, USA
Dun & Bradstreet Credit Control, Ltd.	Delaware, USA
Dun & Bradstreet de Mexico, S.A. de C.V.	Mexico
Dun & Bradstreet Deutschland Holding GmbH	Germany
Dun & Bradstreet Do Brasil, Ltda.	Delaware, USA / Brazil
Dun & Bradstreet Europe, Ltd.	Delaware, USA
Dun & Bradstreet European Business Information Center B.V.	England / Netherlands
Dun & Bradstreet Finance Limited	England
Dun & Bradstreet Financial Services Pty. Ltd.	Australia
Dun & Bradstreet Holdings B.V.	Netherlands
Dun & Bradstreet Holdings-France, Inc.	Delaware, USA
Dun & Bradstreet Information Services India Pvt. Ltd.	India
Dun & Bradstreet Interfax B.V.	Netherlands
Dun & Bradstreet International Consultant (Shanghai) Co., Ltd.	China
Dun & Bradstreet International, Ltd.	Delaware, USA
Dun & Bradstreet Investments Limited	England
Dun & Bradstreet Japan Ltd.	Japan
Dun & Bradstreet Limited	England
Dun & Bradstreet Marketing Pty. Ltd.	Australia
Dun & Bradstreet Marketing Services N.V.	Belgium
Dun & Bradstreet Properties Limited	England
Dun & Bradstreet Pty. Ltd.	Australia
Dun & Bradstreet S.A.	Argentina
Dun & Bradstreet S.A.	Uruguay
Dun & Bradstreet S.A.C.	Peru
Dun & Bradstreet Software Services International, Inc.	Georgia, USA
Dun & Bradstreet Technologies & Data Services Private Limited	India
Dun & Bradstreet Unterstuetzungskasse GmbH	Germany
Dun & Bradstreet Ventures, Inc.	Delaware, USA
Dun & Bradstreet, Inc.	Delaware, USA
Dunbrad, Inc.	Delaware, USA
Duns Investing Corporation	Delaware, USA
Duns Investing VIII Corporation	Delaware, USA
Dunservices	France
Dunsnet, LLC	Delaware, USA
FCS Online Pty. Ltd.	Australia
Fivestar Data Australia Pty Ltd.	Australia
Hoover's, Inc.	Delaware, USA
Ifico-Buergel AG	Switzerland
Kosmos Business Information Limited	England

Company Name	Place of Incorporation
MicroMarketing D&B (Beijing) Co., Ltd.	China
Milton Graham Lawyers Pty Ltd	Australia
Milton Graham Lawyers S.A.	Australia
MSA Do Brasil Sistemas E Metados Ltda.	Brazil
Perceptive Communication Pty Ltd	Australia
RoadWay International Limited	British Virgin Islands
Shanghai Huaxia Dun & Bradstreet Business Information Consulting Co., Ltd.	China
Shanghai RoadWay D&B Marketing Services Co. Ltd.	China
Stubbs (Ireland) Ltd.	Ireland
The D&B Companies of Canada ULC	Ontario, Canada
The Dun & Bradstreet Corporation Foundation	Delaware, USA
Tradethink Limited	Cyprus
Triopax Investments Limited	Cyprus

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